UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 001-16485

North Carolina	56-2169715
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

370 Knollwood Street, Winston-Salem, North	27103
Carolina	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 28, 2011, Krispy Kreme Doughnut Corporation (“KKDC”), the principal operating subsidiary of Krispy Kreme Doughnuts, Inc. (“KKDI” and, together with KKDC and its other subsidiaries, the “Company”) entered into a $60 million secured credit agreement (the “Credit Agreement”) by and among KKDC, KKDI, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), the lenders named therein and Wells Fargo Bank, National Association as administrative agent (the “Agent”), comprised of a $25 million revolving credit facility and a $35 million term loan. The term loan amortizes in quarterly installments of $583,333 beginning on March 31, 2011, with a final payment of the remaining term loan balance due at the maturity of the new facility in January 2016. The new facility may be retired without penalty at any time.

Proceeds of the term loan were used to repay the approximately $35 million outstanding balance under KKDC’s prior credit facility (the “Prior Credit Facility”), which has been retired as described below. The revolving credit facility is intended to be used to support outstanding letters of credit, which currently total approximately $12.5 million, with the balance available for working capital and other general corporate needs, if any. The Company will record a pretax charge of approximately $1.4 million in the fourth quarter of fiscal 2011, ended January 30, 2011, representing the write-off of unamortized deferred financing costs related to the prior facility.

Borrowings under the Credit Agreement bear interest at either Wells Fargo’s prime rate plus a margin ranging from 1.25% to 2.00% (depending on the Company’s consolidated leverage ratio) or the London interbank offered rate (“LIBOR”) plus a margin ranging from 2.25% to 3.00% (depending on the Company’s consolidated leverage ratio). The fees for outstanding letters of credit will be between 2.375% and 3.125% (depending on the Company’s consolidated leverage ratio). A fee on the unused portion of the revolving credit facility is payable at a per annum rate ranging between 0.35% to 0.65% (depending on the Company’s consolidated leverage ratio), as are certain customary fees to the administrative agent and the lenders in connection with the new credit facility.

In connection with the Credit Agreement, KKDC, KKDI, the Subsidiary Guarantors and the Agent entered into a pledge and security agreement, dated as of January 28, 2011 (the “Security Agreement”) and guaranty agreement, dated of January 28, 2011 (the “Guaranty Agreement” and, together with the Credit Agreement and the Security Agreement, the “Credit Documents”). Pursuant to the Guaranty Agreement, KKDI and the Subsidiary Guarantors guaranteed the obligations of KKDC under the Credit Agreement. Pursuant to the Security Agreement, KKDI, KKDC and the Subsidiary Guarantors pledged their interests in all of KKDI’s U.S. subsidiaries (including KKDC) and granted security interests in all of their personal property and owned real property interests.

Under the Credit Agreement, the Company’s accessible borrowing availability is subject to compliance with certain customary covenants, including financial covenants, among others, requiring a maximum consolidated leverage ratio (initially 3.00 to 1.00 and subject to adjustment) and a minimum fixed charge coverage ratio (initially 1.05 to 1.00 and subject to adjustment), as well as certain other covenants.

The Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the acceleration of KKDC’s obligations under the credit facility and an obligation of KKDI and the Subsidiary Guarantors to pay the full amount of KKDC’s obligations thereunder.

KKDI published a press release announcing the consummation of the Credit Facility and related transactions, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Credit Documents and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, Security Agreement and Guaranty Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

The Credit Documents have been included to provide shareholders with information regarding the terms of such documents. The inclusion of such documents is not intended to provide any other factual information about KKDI or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Documents were made solely for purposes of such documents and as of specific dates, were solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under any of the Credit Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of KKDI or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Documents, which subsequent information may or may not be fully reflected in KKDI’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company simultaneously retired the Prior Credit Facility and terminated the related credit agreement among KKDC, KKDI, the subsidiary guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent, issuing lender and swingline lender, and the lenders party thereto dated as of February 16, 2007 (as amended, the “Prior Credit Agreement”). Upon termination of the Prior Credit Agreement, which included a $25 million revolving credit facility, the Company paid off the outstanding term loan balance of approximately $35 million using amounts advanced under the Credit Agreement, and commenced replacement of the $12.5 million of letters of credit issued under the Prior Credit Agreement with letters of credit issued under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Credit Documents contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Cautionary Note Regarding Forward-Looking Statements

Information contained in this Current Report on Form 8-K, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with off-premises customers; our ability to protect our trademarks and trade secrets; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; risks associated with competition; and increased costs or other effects of new government regulations relating to healthcare benefits. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Credit Agreement dated as of January 28, 2011, by and among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation, the subsidiary guarantors party thereto, the lenders named therein and Wells Fargo Bank, National Association as Administrative Agent
Exhibit 10.2	Pledge and Security Agreement dated as of January 28, 2011 by Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and its subsidiaries party thereto, and Wells Fargo Bank, National Association as Administrative Agent
Exhibit 10.3	Guaranty Agreement dated as of January 28, 2011 by Krispy Kreme Doughnuts, Inc. and the subsidiaries of Krispy Kreme Doughnut Corporation party thereto in favor of the Guaranteed Parties named therein
Exhibit 99.1	Press release dated January 31, 2011 (Krispy Kreme Completes Refinancing of Credit Facilities)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Registrant

Date: February 1, 2011	By:	/s/	Douglas R. Muir
Douglas R. Muir
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement dated as of January 28, 2011, by and among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation, the subsidiary guarantors party thereto, the lenders named therein and Wells Fargo Bank, National Association as Administrative Agent
Exhibit 10.2	Pledge and Security Agreement dated as of January 28, 2011 by Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and its subsidiaries party thereto, and Wells Fargo Bank, National Association as Administrative Agent
Exhibit 10.3	Guaranty Agreement dated as of January 28, 2011 by Krispy Kreme Doughnuts, Inc. and the subsidiaries of Krispy Kreme Doughnut Corporation party thereto in favor of the Guaranteed Parties named therein
Exhibit 99.1	Press release dated January 31, 2011 (Krispy Kreme Completes Refinancing of Credit Facilities)